UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/15/2010

CYBERSOURCE CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26477

Delaware	77-0472961
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1295 Charleston Road, Mountain View, CA 94043
(Address of principal executive offices, including zip code)

650-965-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously disclosed, a class action lawsuit captioned: In re CyberSource Shareholder Litigation is currently pending in the Superior Court of the State of California, County of Santa Clara County challenging the proposed merger between CyberSource Corporation and Visa Inc.

CyberSource believes that the class action lawsuit is without merit. Nevertheless, in an effort to minimize the further cost, expense, burden and distraction of litigating the class action lawsuit, on July 13, 2010, the parties filed with the Court a Notice of Settlement and attached Memorandum of Understanding agreeing in principle to the settlement of the lawsuit based upon, among other things, certain additional disclosures requested by the plaintiffs and included by CyberSource in its definitive proxy statement filed with the Securities and Exchange Commission on June 11, 2010. The agreed-upon settlement is subject to the execution of definitive documentation, confirmatory discovery, notice to the shareholder class and final approval by the Superior Court. Upon final approval, the class action lawsuit will be dismissed with prejudice and all claims of the plaintiffs will be released.

The special meeting at which CyberSource shareholders will consider and vote on a proposal to adopt the Agreement and Plan of Merger by and among Visa Inc., Market St. Corp. and CyberSource Corporation is scheduled to take place on July 20, 2010 at 10:00 a.m., local time.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource filed a definitive proxy statement with the SEC on June 11, 2010. Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of the Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource Corporation, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource's executive officers and directors in the solicitation by reading CyberSource's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information filed with the SEC on April 30, 2010, and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa's executive officers and directors by reading Visa's proxy statement for its 2010 annual meeting of stockholders. Information concerning the interests of CyberSource's participants in the solicitation, which may, in some cases, be different than those of CyberSource's stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding CyberSource directors and executive officers is also included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, containing Part III information, which was filed with the SEC on April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERSOURCE CORP

Date: July 15, 2010	By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President of Finance